UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-153486-99	26-3853402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3rd and Market Streets, Halifax, PA	17032
(Address of principal executive offices)	(Zip Code)

(717) 896-3433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

At Riverview Financial Corporation’s (“Riverview”) 2010 Annual Meeting of Shareholders held on April 28, 2010, the shareholders approved the matters described in Riverview’s definitive proxy statement.  The Board of Directors approved March 18, 2010 as the Annual Meeting record date for the determination of those shareholders that were entitled to notice and vote at the Annual Meeting.  As of the record date there were 1,750,003 outstanding shares of common stock.  A total of 1,131,122 shares of common stock were voted at the Annual Meeting either in person or by proxy and there were no broker non-votes.

The following is a summary of the voting results for the matters presented to the shareholders:

	For	Against or Withheld
The election of three (3) Class C directors to each serve for a three year term expiring in 2013:
James G. Ford, II	1,125,216	5,906
Robert M. Garst	1,126,069	5,053
Paul R. Reigle	1,084,656	46,466

Item 7.01                                             Regulation FD Disclosure.

Unaudited financial information for Riverview Financial Corporation relating to the first quarter of 2010 was provided to shareholders at the Riverview Financial Corporation 2010 Annual Meeting of Shareholders held on April 28, 2010.   A copy is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired.

None.

(b)                                 Pro Forma Financial Information.

None.

(c)                                  Shell Company Transactions.

None.

(d)                                 Exhibits.

Exhibit Number	Description

99.1	Unaudited financial information for Riverview Financial Corporation relating to the first quarter of 2010, which was provided to shareholders at the 2010 Annual Meeting held on April 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: April 28, 2010	/s/ Robert M. Garst
Robert M. Garst
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Unaudited financial information for Riverview Financial Corporation relating to the first quarter of 2010, which was provided to shareholders at the 2010 Annual Meeting held on April 28, 2010.